EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
iMergent, Inc.

We consent to the incorporation by reference in Registration Statements No. 333-95205, No. 333-120432, and No. 333-120433 on Form S-8 of iMergent, Inc. of our report dated September 1, 2009 with respect to the consolidated financial statements and financial statement schedule of iMergent, Inc. and subsidiaries contained in iMergent, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Tanner LLC

Salt Lake City, Utah
March 2, 2011